Consent of Independent Registered Public Accounting Firm

Calamos Investment Trust:

We consent to the incorporation by reference in the registration statement (Securities Act File No. 33-19228 and Investment Company Act File No. 811-05443) on Form N-1A of Calamos Investment Trust of our report dated March 31, 2015, with respect to the statement of financial condition of Phineus Voyager, L.P. as of December 31, 2014, and the related statements of operations and changes in partners’ capital for the year then ended, included herein.

/s/ KPMG LLP

Walnut Creek, CA

March 31, 2016